SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                      November 29, 2010 (November 26, 2010)

Sanders Morris Harris Group Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5800, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 993-4610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 26, 2010, Sanders Morris Harris Group Inc. (the “Company” or “SMHG”) announced that it had entered into an agreement to acquire a 48.7% capital interest and 50.1% profits interest in Global Financial Services, LLC and a 50.1% capital and profits interest in GFS Advisors, LLC, wealth management firms ( “GFS”),  based in Houston, Texas.  A copy of the press release announcing the transaction is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The Company will acquire its interest in GFS under a Purchase Agreement dated as of November 26, 2010 (the “Purchase Agreement”), among the Company and the current owners of GFS, Robert C.A. Benjamin, Gerardo A. Chapa and Ricardo Perusquia ..  A copy of the Purchase Agreement is attached to this report as Exhibit 2.1 and is incorporated herein by reference.  The description of the Purchase Agreement contained in this report is qualified in its entirety by reference to the full text of the Purchase Agreement.

The closing of the transaction will occur on December 31, 2010, subject to the satisfaction or fulfillment of the conditions precedent set forth in the Purchase Agreement.

Under the Purchase Agreement the consideration for the purchase will be $18,000,000, payable $15,000,000 in cash and $3,000,000 in shares of SMHG common stock.  The initial consideration is subject to upward adjustment by a maximum amount of $4.5 million based on GFS achieving EBITDA in 2011 and/or 2012 in excess of $5.0 million. The full adjustment of $4.5 million will be payable if GFS’ EBITDA in 2011 and/or 2012 exceeds $5.0 million by $1.4 million and will be adjusted pro rata for an increase of less than $1.4 million. EBITDA in 2012 must exceed the level achieved in 2011 in order for a payment to be earned for 2012 results.  The additional consideration will be paid two-thirds in cash and one-third in SMHG common stock following the receipt of audited financial results for 2011 and 2012.

The initial consideration is subject to further upward adjustment based on the compounded annual growth rate (“CAGR”) of GFS’ EBITDA achieved in 2012, 2013, and 2014 versus the Base Year EBITDA, if such CAGR for any year exceeds minimum thresholds.  “Base Year EBITDA” means the greater EBITDA achieved in either 2011 or 2012, but not less than $5.0 million or more than $6.4 million. A CAGR payment for 2012, 2013, or 2014 will only occur if EBITDA exceeds the Base Year EBITDA by a minimum CAGR of 10%. All CAGR payments will be made 80% in cash and 20% in Company common stock and will be paid following the receipt of audited financial results after the close of each year.  The maximum CAGR adjustment in the initial consideration is approximately $7.7 million if the top tier thresholds are achieved every year.

Item 9.01.   Financial Statements and Exhibits.

c.	Exhibits

2.1	Purchase Agreement dated as of November 26, 2010, among Sanders Morris Harris Group Inc., Robert C.A. Benjamin, Gerardo A. Chapa and Ricardo Perusquia

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERS MORRIS HARRIS GROUP INC.

By:	/s/ George L. Ball
George L. Ball,
Chief Executive Officer